                                                            PAGE 19 OF 76 PAGES


                                  EXHIBIT AA


                               WARRANT AGREEMENT


                 WARRANT AGREEMENT, dated as of February 12, 1996 (the "Additional Warrant Agreement"), by and between PHOENIX INFORMATION SYSTEMS CORP., a Delaware corporation (the "Company") S-C PHOENIX PARTNERS, a New York general partnership ("S-C" and, together with its successors and permitted assigns, the "Holder").

                 WHEREAS, the Company proposes to issue and deliver its warrant certificates ("Warrant Certificates") evidencing 140,000 warrants (the "Warrants") each to purchase one newly issued share of common stock, par value $0.01 per share, of the Company ("Common Stock") in connection with that certain Convertible Note Purchase Agreement, dated as of December 9, 1994, by and between the Company and S-C (the "Note Purchase Agreement") and that certain letter agreement referencing the "Additional Warrants", dated the date hereof, by and between the Company and S-C.

                 NOW THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the Holder, the Company and the Holder agree as follows:

                 1. Certain Definitions. The following terms, as used in this Additional Warrant Agreement, have the following meanings:

                                                            PAGE 20 OF 76 PAGES



                 (a) "Affiliate" means, with respect to S-C, (A)(a) any Person controlling, controlled by or under common control with S-C and (b) if
(1) controlling S-C, such Person has a forty percent (40%) or more voting and beneficial ownership interest in S-C, (2) controlled by S-C has a forty percent (40%) or more voting and beneficial ownership interest in such Person and (3) under common control with S-C, the Person(s) having such common control have forty percent (40%) or more voting and beneficial ownership interest in S-C and such Person, and (B) any Person for which George Soros d/b/a Soros Fund Management or Chatterjee Fund Management Co. LP, a Delaware limited partnership, is acting as investment manager or investment adviser, in each case with investment discretion. For purposes of this definition, the term "control," when used with respect to any Person, shall include the power to exercise discretion over the investments of such Person, and the terms "controlling" and "controlled" have corresponding meanings.

                 (b) "Business Day" means any day other than a Saturday, Sunday or day on which banks in New York City are closed for general business.

                 (c) "Common Stock" has the meaning set forth in the preamble.

                 (d) "Exercise Period" means the period beginning on the date hereof and ending at 5 p.m. New York City time on the third anniversary of the date on which the Company shall have satisfied the conditions contained in clauses (a) and (b) of the

                                                            PAGE 21 OF 76 PAGES


definition of "Tranche E Target Date" set forth in the Note Purchase Agreement.

                 (e) "Exercise Price" means $3.23 per share (as provided in Section 3 and subject to adjustment as provided in Section 4).

                 (f) "Expiration Date" for the Warrants means the last day of the Exercise Period.

                 (g)      "Holder" has the meaning set forth in the preamble.

                 (h) "Investor Representative" shall be S-C Phoenix Holdings, L.L.C., a Delaware limited liability company and a ganeral partner of S-C, or its successor in interest, or the assigned representative of such Person (it being agreed that at all times there shall be no more than one Investor Representative).

                 (i) "Person" means any individual, corporation, limited liability company, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 (j) "Underlying Common Stock" means the shares of Common Stock purchasable by the Holder upon the exercise of the Warrants.

                 (k)      "Warrants" has the meaning set forth in the preamble.

                 (l) "Warrant Certificates" means the certificates evidencing the Warrants.

                                                             Page 22 of 76 Pages

                 2. Issue of Warrants. The Warrant Certificates shall be in registered form only and substantially in the form attached hereto as Exhibit A, shall be dated the date on which signed by an authorized signatory of the Company and may have such legends and endorsements typed, stamped or printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Additional Warrant Agreement and the Options Agreement. Warrant Certificates evidencing 140,000 Warrants may be executed by any authorized officer of the Company. Warrant Certificates evidencing all 140,000 Warrants shall be delivered in the name of the Holder to the Investor Representative on the date hereof.

                 3.       Exercise Price; Exercise of Warrants.

                          (a)     Exercise Price.  Each Warrant shall entitle
the Holder, subject to the provisions of this Additional Warrant Agreement, to purchase one share of Common Stock at a purchase price per share equal to the Exercise Price.

                          (b)     Exercise of Warrants Generally.

                                  (1)      Exercise During Exercise Period.
The aggregate number of Warrants that may be exercised at any time during the Exercise Period shall be 140,000. All Warrants not exercised during the Exercise Period shall expire at 5 p.m. New York City time on the Expiration Date.

                                  (2)      Liquidation Event.  If the Company
is liquidated in accordance with the provisions of its Certificate of Incorporation, then the Warrants shall be deemed to have been exercised.

                                                             Page 23 of 76 Pages

                                  (3)      Method of Exercise; Payment of
Exercise Price. In order to exercise any or all of the Warrants represented by a Warrant Certificate, the Holder must surrender the Warrant Certificate to the Company for exercise, with the reverse side of the Warrant Certificate duly executed, together with any required payment in full of the Exercise Price for each share of Underlying Common Stock to which the Holder is entitled, any such payment of the Exercise Price to be made by check or wire transfer to an account designated by the Company. If the Holder elects to exercise only a portion of the Warrants represented by the Warrant Certificate or Certificates registered in its name, then the remaining portion of the Warrants shall be returned to the Holder in the form of a new Warrant Certificate. Upon surrender of a Warrant Certificate and the payment of the Exercise Price in conformity with the foregoing provisions, the Company shall promptly issue to the Holder share certificates representing the Underlying Common Stock to which the Holder is entitled, registered in the name of the Holder or the name or names of such Affiliates of the Holder as may be directed in writing by the Holder, and shall deliver such share certificates to the Person or Persons entitled to receive the same. The Company shall issue such share certificates within five Business Days after the payment of the Exercise Price of the Warrants by the Holder, but such shares shall be deemed issued and outstanding on the date the Warrant is exercised and the Exercise Price is paid to the Company.

                                                             PAGE 24 OF 76 PAGES

                          (c)     Exercise by Surrender of Warrant; Exercise
with Shares of Common Stock. In addition to the method of exercise set forth in Section 3(b)(3) above and in lieu of any cash payment required thereunder, the Holder shall have the right at any time and from time to time to exercise the Warrants in full or in part (i) by surrendering its Warrant Certificate in the manner specified in Section 3(b)(3) in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares as to which the Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined hereafter) of the Common Stock less the Exercise Price and the denominator of which is such Market Price, or (ii) by surrendering the Warrant Certificate in the manner specified in Section 3(b)(3) above and making any required payment in whole or in part of the Exercise Price for each share of Underlying Common Stock to which the Holder is entitled with shares of Common Stock (valued at the Market Price). As used herein, "Market Price" shall mean the average of the closing prices of the Common Stock sales on all domestic exchanges on which the Common Stock may at the time be listed, or, if there shall have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 3:30 p.m. New York City time, or if on any day the Common Stock shall not be quoted in the NASDAQ System, the average of the high and low

                                                             PAGE 25 OF 76 PAGES

bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporation or any similar successor organization, in each such case averaged over a period of 30 consecutive Business Days immediately prior to the date of exercise; provided that if the Common Stock is listed on any domestic exchange the term "Business Days" as used in this sentence shall mean business days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the Market Price shall be deemed to be the fair market value thereof as of the date of exercise, determined by an independent appraiser selected by the Company and acceptable to the Holder.

                 4. Adjustments. The Exercise Price shall be subject to adjustment as follows:

                          (a)     In the event the Company shall issue
additional shares of Common Stock (or securities convertible into or exchangeable for Common Stock) in a stock dividend, stock distribution or subdivision paid with respect to Common Stock, or declare any dividend or other distribution payable with additional shares of Common Stock (or securities convertible into or exchangeable for Common Stock) with respect to Common Stock or effect a split or subdivision of the outstanding shares of Common Stock, the Exercise Price shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, or the earlier declaration thereof, be proportionately decreased, and the number of Underlying Common

                                                             PAGE 26 OF 76 PAGES

Stock shall be proportionately adjusted so that, to avoid dilution of the Holder's position, the Holder shall thereafter be entitled to receive at such adjusted price an additional number of shares of the Company's Common Stock which such Holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had the Warrants been exercised immediately prior to the happening of such event.

                          (b)     In the event the outstanding shares of Common
Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Exercise Price shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased and the number of Underlying Common Stock shall be proportionately adjusted so that the Holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number of shares of Common Stock which the Holder would have owned upon such exercise and been entitled to receive, if such Warrant had been exercised immediately prior to the happening of such combination or consolidation.

                          (c)     In the event of any consolidation or merger
of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation or entity, the Warrants shall thereafter be exercisable for the number of shares of capital stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion hereof would have

                                                             PAGE 27 OF 76 PAGES

been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder thereafter, to the end that the provisions set forth herein (including provisions with respect to adjustments in the Exercise Price) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or other property thereafter deliverable upon the exercise of Warrants. At the request of the Holder, the resulting or surviving entity in any such consolidation or merger, if other than the Company, shall acknowledge in writing the Holder's rights hereunder.

                  5. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity satisfactory to it, and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to the Company that the Warrants represented thereby have been acquired by a bona fide purchaser, the Company shall deliver to the Holder, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. Upon the issuance of any new Warrant Certificate under this Section 5, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses in connection herewith. Every new Warrant Certificate executed and delivered

                                                             PAGE 28 OF 76 PAGES

pursuant to this Section 5 in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute a contractual obligation of the Company, whether or not the allegedly lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefit of this Additional Warrant Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 5 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen, or destroyed Warrant Certificates.

                 6. Reservation and Authorization of Common Stock. The Company shall, at all times until the Warrants have been exercised or have expired, reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as is sufficient for the purpose of permitting the exercise in full of all outstanding Warrants.

                 7. Limitations on Transfer; Warrant Transfer Books. The Warrants may be sold, transferred, pledged, assigned, hypothecated or otherwise disposed of (collectively, "transferred") only to Affiliates of the Holder.
The Company shall cause to be kept at the principal executive office of the Company a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide the registration of Warrant Certificates and transfers or exchanges of Warrant Certificates as herein provided.

                                                             PAGE 29 OF 76 PAGES

                 The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired, and the Underlying Common Stock to be purchased upon the exercise of this Warrant will be acquired, as an investment and not with a view to the distribution thereof and will not be sold or transferred except in accordance with the applicable provisions of the Securities Act of 1933, as amended (the "Act") and the rules and regulations promulgated thereunder, and that neither this Warrant nor any of the Underlying Common Stock may be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under the Act relating to the disposition of securities), or (iii) pursuant to an exemption from registration under the Act.

                 The Warrant Certificates and, upon exercise of the Warrants, in part or in whole, certificates representing the Underlying Common Stock shall bear a legend substantially similar to the following:

                 "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under the Act relating to the disposition of securities), or (iii) pursuant to an exemption from registration under the Act."

                 At the option of the Holder, Warrant Certificates may be exchanged at such office upon payment of the charges

                                                             PAGE 30 OF 76 PAGES

hereinafter provided. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute and deliver the Warrant Certificates that the Holder is entitled to receive. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Additional Warrant Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

                 Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by the Holder. No service charge shall be made for any registration of transfer or exchange of Warrant Certificates. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Warrant Certificates.

                 8. No Voting or Dividend Rights. Prior to the exercise of the Warrants, the Holder, as a Holder of Warrant Certificates, shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive right, but each Holder of Warrant Certificates shall receive all notices sent to shareholders of the Company, including any notice of meetings of shareholders, and shall have the right to attend or observe such meetings.

                                                             PAGE 31 OF 76 PAGES

                 9. Notices. Any notice, demand or delivery authorized by this Additional Warrant Agreement shall be in writing and shall be sufficiently given or made upon receipt thereof, if made by personal delivery or facsimile transmission (with confirmed receipt thereof), or four Business Days after mailed, if sent by first-class mail, postage prepaid, addressed to the Investor Representative or the Company, as the case may be, at their respective addresses below, or such other address as shall have been furnished in accordance with this Section 10 to the party giving or making such notice, demand or delivery:

                          (a)     If to the Company, to it at:

                                  Phoenix Information Systems Corp.
                                  100 Second Avenue South, Suite 100
                                  St. Petersburg, Florida  33701
                                  Attention:  Robert P. Gordon, Chairman
                                  Facsimile:  813-821-7565

                          (b)     If to the Holder, to the Investor
                                  Representative at:

                                  S-C Phoenix Holdings, L.L.C.
                                  c/o The Chatterjee Group
                                  888 Seventh Avenue, Suite 3000
                                  New York, New York  10106
                                  Attention:  Mr. James Peet
                                  Facsimile:  212-489-2005

                                  With a copy to:  Peter A. Hurwitz, Esq.

                                  With an additional copy to:

                                  Soros Fund Management
                                  888 Seventh Avenue, Suite 3300
                                  New York, New York  10106
                                  Attention:  Sean A. Warren, Esq.
                                  Facsimile:  212-489-2005

                 10. Applicable Law. This Additional Warrant Agreement and each Warrant Certificate issued hereunder shall be governed by, and construed in accordance with, the internal laws of the

                                                             PAGE 32 OF 76 PAGES

State of New York, without regard to the conflicts of law principles thereof. The Company and each Holder hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Additional Warrant Agreement and the transactions contemplated hereby. The Company and the Holder irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                 11. Successors and Assigns. The provisions of this Additional Warrant Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. The Holder may not assign any of its rights hereunder separate from a transfer of the Warrants in accordance with Section 7 hereof. Nothing in this Additional Warrant Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Additional Warrant Agreement.

                 12. Counterparts. This Additional Warrant Agreement may be executed by one or more of the parties to this Additional Warrant Agreement in any number of separate counterparts, each

                                                            PAGE 33 OF 76 PAGES

of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 13. Captions and Headings. The captions and headings used in this Additional Warrant Agreement are used for convenience only and are not to be considered in construing or interpreting this Additional Warrant Agreement.

                 14. Amendments and Waivers. Any term of this Additional Warrant Agreement may be amended and the observance of any term of this Additional Warrant Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Holder, each future holder of the Warrants and the Company.

                 15. Severability. If one or more provisions of this Additional Warrant Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Additional Warrant Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                                                            PAGE 34 OF 76 PAGES

                 IN WITNESS WHEREOF, the parties hereto have caused this Additional Warrant Agreement to be duly executed as of the day and year first above written.

                                            PHOENIX INFORMATION SYSTEMS CORP.


                                            By /s/
                                              ----------------------------------
                                              Name:
                                              Title:


                                            S-C PHOENIX PARTNERS
                                            By S-C PHOENIX HOLDINGS, L.L.C.,
                                               a General Partner


                                            By /s/
                                              ----------------------------------
                                              Name:
                                              Title:

                                                            PAGE 35 OF 76 PAGES

                                                                      EXHIBIT A

                          FORM OF WARRANT CERTIFICATE

                  THE WARRANTS REPRESENTED BY THIS CERTIFICATE
                AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE
             THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
              ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE
              OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE
            REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT
             APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY
             SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION
               OF SECURITIES), OR (iii) PURSUANT TO AN EXEMPTION
                        FROM REGISTRATION UNDER THE ACT.

                   THIS WARRANT CERTIFICATE AND THE WARRANTS
                    REPRESENTED HEREBY ARE TRANSFERABLE ONLY
                 IN ACCORDANCE WITH THE PROVISIONS SET FORTH IN
              THE Additional Warrant Agreement REFERRED TO BELOW.

                       WARRANTS TO PURCHASE COMMON STOCK
                      OF PHOENIX INFORMATION SYSTEMS CORP.

No.___                                                          140,000 Warrants

                 This certifies that _______________________ is the owner of the number of Warrants set forth above, each of which represents the right to purchase from PHOENIX INFORMATION SYSTEMS CORP., a Delaware corporation (the "Company"), the number of shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") determined in accordance with the Additional Warrant Agreement referred to below at the purchase price set forth in the Additional Warrant Agreement (the "Exercise Price"), upon surrender hereof at the office of the Company at 100 Second Avenue South, Suite 1100, St. Petersburg, Florida 33701 with the Exercise Subscription Form on the reverse hereof duly executed and with payment in full (by bank check or wire transfer to an account designated by the Company) of the purchase price for the shares as to which the Warrant(s) represented by this Warrant Certificate are

                                                            PAGE 36 OF 76 PAGES

exercised, or by surrender of this Warrant Certificate in lieu of cash payment, all subject to the terms and conditions hereof and of the Additional Warrant Agreement referred to below. The Warrants will expire at 5 p.m. New York City time on the Expiration Date.

                 This Warrant Certificate is issued under and in accordance with a Additional Warrant Agreement, dated as of February 12, 1996 (the "Additional Warrant Agreement"), between the Company and S-C Phoenix Partners, is subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. The Additional Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Additional Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the holders of the Warrants. Capitalized defined terms used herein have the same meanings as in the Additional Warrant Agreement. Copies of the Additional Warrant Agreement are on file at the office of the Company and may be obtained by writing to the Company at the following address:

                          100 Second Avenue South
                          Suite 1100
                          St. Petersburg, Florida 33701

The number of shares of the Common Stock of the Company purchasable upon the exercise of each Warrant and the price per share are set forth in the Additional Warrant Agreement.

                                                            PAGE 37 OF 76 PAGES

                 All shares of Common Stock issuable by the Company upon the exercise of Warrants and the payment of the Exercise Price therefor shall be validly issued, fully paid and nonassessable. The Company shall not be required, however, to pay any tax, withholding or other charge imposed in connection with the issuance of any shares of Common Stock upon the exercise of Warrants, and, in such case, the Company shall not be required to issue or deliver any stock certificate until such tax, withholding or other charge has been paid or it has been established to the Company's satisfaction that no tax, withholding or other charge is due. This Warrant Certificate and all rights hereunder are transferable, subject to the terms of the Additional Warrant Agreement, by the registered holder hereof, in whole or in part, upon surrender of this Warrant Certificate duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by the registered holder and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company will issue and deliver to such holder a new Warrant Certificate or Certificates with respect to any portion not so transferred.

                 This Warrant Certificate shall be void and all rights represented hereby shall cease on the Expiration Date.

                                                            PAGE 38 OF 76 PAGES

Dated:___________, 19__

                                            PHOENIX INFORMATION SYSTEMS CORP.


                                            By /s/
                                              ----------------------------------
                                              Name:
                                              Title:

                                                            PAGE 39 OF 76 PAGES

                     FORM OF REVERSE OF WARRANT CERTIFICATE
                           EXERCISE SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)

To:      Phoenix Information Systems Corp.

                 The undersigned irrevocably exercises ____________ of the Warrants evidenced by this Warrant Certificate for the purchase of shares of Common Stock, par value $0.01 per share, of PHOENIX INFORMATION SYSTEMS CORP. and has arranged to make payment of $___________ (such payment being made by bank check or wire transfer to the account designated by Phoenix Information Systems Corp., and constituting the Exercise Price (as defined in the Additional Warrant Agreement) for the shares as to which the Warrants evidenced by this Warrant Certificate are exercised) or has surrendered this Warrant Certificate in lieu of cash payment in accordance with the terms of Section 3(c) of the Additional Warrant Agreement, all on the terms and conditions specified in this Warrant Certificate and the Additional Warrant Agreement herein referred to. The undersigned hereby irrevocably surrenders this Warrant Certificate and all right, title and interest therein to Phoenix Information Systems Corp. and directs that the shares of Common Stock deliverable upon the exercise of

                                                            PAGE 40 OF 76 PAGES

said Warrants be registered or placed in the name and at the address specified
below and delivered thereto.  Date:         , 19  .
                                   ---------    --


                                        ------------------------------------(1)
                                        Signature of Owner

                                        ------------------------------------
                                        (Street Address)


                                        ------------------------------------
                                        (City) (State)   (Zip Code)


Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:


------------------------
(1) The signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

                                                            PAGE 41 OF 76 PAGES

                               FORM OF ASSIGNMENT

                 For VALUE RECEIVED, the undersigned registered holder of this Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by this Warrant Certificate not being assigned hereby) all of the right of the undersigned under this Warrant Certificate, with respect to the number of Warrants set forth below:

                                         Social Security
Names of                               or other Identifying            Number of
Assignees            Address           Number of Assignee(s)           Warrants
---------            -------           ---------------------           --------


and does hereby irrevocably constitute and appoint _______________ the undersigned's attorney to make such transfer on the books of Phoenix Information Systems Corp. maintained for the purpose, with full power of substitution.

Dated:  ___________, 19__


                                            ____________________________________


__________________________________


________________________

(1) The signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.